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                                                                       EXHIBIT 5

                     OPINION OF COUNSEL REGARDING LEGALITY
                         OF SECURITIES BEING REGISTERED

                                                                November 3, 1995

Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

To the Company:

     The undersigned attorney has acted as counsel to Piedmont Natural Gas Company, Inc. (the "Company"), in connection with the preparation of a Post-Effective Amendment No. 1 to Registration Statement No. 33-52639 on Form S-3 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission (the "SEC") to revise the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") to allow initial investors to purchase directly from the Company shares of Common Stock. The Securities are to be issued pursuant to the terms and conditions of the Plan.

     The undersigned is generally familiar with the corporate proceedings and actions undertaken by the Company in connection with the proposed offering of the Securities, and the undersigned has examined such of the Company's corporate records and other documents as are deemed necessary to form a basis for the opinion hereinafter expressed.

     In the opinion of the undersigned, when the actions hereinbelow set forth shall be taken, the Securities will have been duly and legally authorized and issued, and will be fully paid and nonassessable: (1) the Post-Effective Amendment No. 1 to the Registration Statement shall have been filed with the SEC; and (2) the Securities shall have been appropriately issued and delivered to the agent under the Plan for purchasers thereof and the consideration therefor shall have been received by the Company.

     The undersigned hereby consents to the use of this opinion as an exhibit to the Post-Effective Amendment No. 1 to the Registration Statement and in the Prospectus as the attorney who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5 to the Post-Effective Amendment No. 1 to the Registration Statement. By giving the foregoing consent, the undersigned does not admit that he is within the category of persons required to give consents pursuant to Section 7 of the Securities Act of 1933, as amended.

                                          Sincerely,

                                              /s/  MARTIN C. RUEGSEGGER
                                          -------------------------------------
                                          Martin C. Ruegsegger
                                          Corporate Counsel and Secretary
                                          Piedmont Natural Gas Company, Inc.
                                          1915 Rexford Road
                                          Charlotte, North Carolina 28211